Exhibit 10.1

December 30, 2011

Harvest Capital Strategies LLC
600 Montgomery Street, Suite 2000
San Francisco, California 94111
Attention: Mr. Joseph Jolson

Re:  Notice of Termination and Letter Agreement With Respect to Advisory Agreement

Ladies and Gentlemen:

Reference is made to the Amended and Restated Advisory Agreement, dated as of July 26, 2010, by and among New York Mortgage Trust, Inc. (the “NYMT”), New York Mortgage Funding, LLC (the “NYMF”), Hypotheca Capital, LLC (“Hypotheca” and, together with NYMT and NYMF, the “NYMT Companies”) and Harvest Capital Strategies LLC (“HCS”) (the “Advisory Agreement”).  This notice of termination and letter agreement with respect to the Advisory Agreement among the NYMT Companies and HCS (the “Notice and Letter Agreement”), which shall serve as notice of termination of the Advisory Agreement, shall also be deemed to modify and supplement certain terms of the Advisory Agreement. Other than as expressly provided in this Notice and Letter Agreement, all provisions in the Advisory Agreement shall remain unchanged and in full force and effect during its term. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Advisory Agreement.

The NYMT Companies and HCS hereby agree that the Advisory Agreement shall terminate effective 11:59 p.m. (New York time) on December 31, 2011 (the “Effective Termination Date”), at which time the parties thereto shall have no further liability or obligation to the other party, except as provided in Sections 6, 9, 10, 11, 16, 17 and 20 of the Advisory Agreement and as otherwise provided herein. In connection with the termination of the Advisory Agreement on the Effective Termination Date and the parties’ mutual agreements hereunder, HCS hereby waives the 180-day advance notice requirement provided in Sections 13(a)(ii) and 13(c) of the Advisory Agreement. In addition, the NYMT Companies and HCS agree that, in consideration of the termination of the Advisory Agreement as of the Effective Termination Date, the NYMT Companies shall collectively pay to HCS a termination fee equal to two million two hundred thirty five thousand dollars ($2,235,000) (the “Agreed Fee”), which fee is the sum of (a) the Termination Fee provided in Section 13(b) of the Advisory Agreement and (b) five hundred thousand dollars ($500,000). The Agreed Fee shall be paid to HCS by the NYMT Companies in three separate installments with the first installment of one million seven hundred thirty five thousand dollars ($1,735,000) payable on December 30, 2011 by (x) wire transfer of immediately available funds to a bank account designated by HCS or, (y) at the election of HCS, by certified check delivered to HCS via U.S. mail or a similar carrier. The parties hereto agree that the final two installments of two hundred fifty thousand dollars ($250,000), representing the balance of the Agreed Fee, shall be payable by the NYMT Companies to HCS on March 31, 2012 and on the date such transitional consulting services described below are terminated by NYMT. In connection with the payment of the Agreed Fee, the NYMT Companies and HCS further agree that HCS shall provide, at the request of NYMT, transitional consulting services to NYMT related to finance, capital markets, investment and other strategic activities of NYMT, which transitional consulting services shall terminate effective upon the earlier of (i) 11:59 p.m. (New York time) on the day immediately prior to NYMT’s annual stockholders’ meeting in May or June 2012 (the “2012 NYMT Annual Meeting”) or (ii) a majority vote of the independent directors of NYMT to terminate such transitional consulting services (which termination shall not require any advance written notice). As part of such transitional consulting services, HCS agrees that James J. Fowler, an employee of HCS and the current Chairman of the Board of Directors of NYMT, shall continue to serve as a director and Chairman of the Board of Directors of NYMT until the earlier of (a) the 2012 NYMT Annual Meeting, (b) his successor is duly qualified and appointed by the NYMT Board of Directors or (c) he determines that his resignation is legally or for regulatory reasons advisable or appropriate under the circumstances.  In the event of Mr. Fowler's resignation or other termination of his service as a director or Chairman of the Board of Directors, the balance of the Agreed Fee shall remain due and payable in accordance with the provisions above.

Finally, the parties hereto acknowledge that the provisions of Section 17 of the Advisory Agreement, which provides that NYMT will continue to pay Incentive Compensation in accordance with the terms of the Advisory Agreement with respect to all Managed Assets, Scheduled Assets (subject to any Scheduled Asset Addendum that provides otherwise) and Legacy Assets held in the Subsidiaries as of the Effective Termination Date, until such time as such Incentive Tail Assets are disposed of by the Company or mature, shall continue to be of full force and effect from and after the date hereof. The parties further agree that a list of the Incentive Tail Assets and the Incentive Compensation payable on such assets pursuant to Section 17 of the Advisory Agreement are set forth on Exhibit A hereto.

After reviewing and signing this Notice and Letter Agreement, please return the original to the NYMT Companies, attention: Steven R. Mumma, via facsimile number (732) 559-8950 or via electronic mail to smumma@nymtrust.com.

This Notice and Letter Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.  Please indicate your agreement with the foregoing by executing a copy of this letter and returning it to the NYMT Companies as described above.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

Sincerely,

NEW YORK MORTGAGE TRUST, INC.

By:	/s/ Steven R. Mumma
Steven R. Mumma
Chief Executive Officer

NEW YORK MORTGAGE FUNDING, LLC

By:	/s/ Steven R. Mumma
Steven R. Mumma
Chief Executive Officer

HYPOTHECA CAPITAL, LLC

By:	/s/ Steven R. Mumma
Steven R. Mumma
Chief Executive Officer

Accepted and Agreed on this 30th day of December, 2011:

HARVEST CAPITAL STRATEGIES LLC

By:	/s/ Joseph Jolson
Joseph Jolson
Chief Executive Officer

(Signature page to Letter Agreement regarding Amended and Restated Advisory Agreement)

Exhibit A

Incentive Tail Assets and Incentive Compensation Payable Thereon

List of Incentive Tail Assets	Face Amount ($mm)	Incentive Compensation Payable on Incentive Tail Assets
Cratos 2007 1A D Cratos 2007 1A E	$15.30 $20.25
Incentive Compensation as defined in Section 1(o) and payable as per Section 8(e) of the Advisory Agreement dated as of January 18, 2008 by and between the NYMT Companies and JMP Asset Management LLC (assigned to Harvest Capital Strategies LLC).

Headlands Asset Management Fund III, LP	$8.0
Incentive Compensation as defined in Section 1(p) and payable as per Section 8(d) of the Amended and Restated Advisory Agreement dated as of July 26, 2010 by and between the NYMT Companies and Harvest Capital Strategies LLC.  These assets represent "Scheduled Assets" under the Amended and Restated Advisory Agreement. The Incentive Compensation to be paid on these Scheduled Assets were determined by a separate calculation set forth in Exhibit B hereto.

CLS Mortgage Loans Doug Christie Cheyenne Corporation	$0.80 $1.76
Incentive Compensation as defined in Section 1(p) and payable as per Section 8(d) of the Amended and Restated Advisory Agreement dated as of July 26, 2010 by and between the NYMT Companies and Harvest Capital Strategies LLC.  These assets represent "Managed Assets" under the Amended and Restated Advisory Agreement.

Exhibit B

Gross		Net	NYMT		35%		Headlands						JMP							Fee Summary
ROE	Mgmt Fee	ROE	Preferred	Excess	Total	Total Fees	Mgmt Fee	Incentive				Total	Mgmt Fee	Incentive				Total	Total	Fee Allocation		NYMT
%==>	2.00		13.00		Incentive		87.5%	24 ROE	>24 ROE	24 ROE	>24 ROE		12.5%	24 ROE	>24 ROE	24 ROE	>24 ROE		Fees	Head	JMP	Return	Fee % of
16.00	2.00	14.00	13.00	1.00	0.35	2.35	1.75	90%	25%	0.32	-	2.07	0.25	10%	75%	0.04	-	0.29	2.35	88%	12%	13.65	15%
18.00	2.00	16.00	13.00	3.00	1.05	3.05	1.75	90%	25%	0.95	-	2.70	0.25	10%	75%	0.11	-	0.36	3.05	88%	12%	14.95	17%
20.00	2.00	18.00	13.00	5.00	1.75	3.75	1.75	90%	25%	1.58	-	3.33	0.25	10%	75%	0.18	-	0.43	3.75	89%	11%	16.25	19%
22.00	2.00	20.00	13.00	7.00	2.45	4.45	1.75	90%	25%	2.21	-	3.96	0.25	10%	75%	0.25	-	0.50	4.45	89%	11%	17.55	20%
24.00	2.00	22.00	13.00	9.00	3.15	5.15	1.75	90%	25%	2.84	-	4.59	0.25	10%	75%	0.32	-	0.57	5.15	89%	11%	18.85	21%
26.00	2.00	24.00	13.00	11.00	3.85	5.85	1.75	90%	25%	2.84	0.18	4.76	0.25	10%	75%	0.32	0.53	1.09	5.85	81%	19%	20.15	23%
28.00	2.00	26.00	13.00	13.00	4.55	6.55	1.75	90%	25%	2.84	0.35	4.94	0.25	10%	75%	0.32	1.05	1.62	6.55	75%	25%	21.45	23%
30.00	2.00	28.00	13.00	15.00	5.25	7.25	1.75	90%	25%	2.84	0.53	5.11	0.25	10%	75%	0.32	1.58	2.14	7.25	70%	30%	22.75	24%
32.00	2.00	30.00	13.00	17.00	5.95	7.95	1.75	90%	25%	2.84	0.70	5.29	0.25	10%	75%	0.32	2.10	2.67	7.95	66%	34%	24.05	25%
34.00	2.00	32.00	13.00	19.00	6.65	8.65	1.75	90%	25%	2.84	0.88	5.46	0.25	10%	75%	0.32	2.63	3.19	8.65	63%	37%	25.35	25%
36.00	2.00	34.00	13.00	21.00	7.35	9.35	1.75	90%	25%	2.84	1.05	5.64	0.25	10%	75%	0.32	3.15	3.72	9.35	60%	40%	26.65	26%
38.00	2.00	36.00	13.00	23.00	8.05	10.05	1.75	90%	25%	2.84	1.23	5.81	0.25	10%	75%	0.32	3.68	4.24	10.05	58%	42%	27.95	26%
42.00	2.00	40.00	13.00	27.00	9.45	11.45	1.75	90%	25%	2.84	1.58	6.16	0.25	10%	75%	0.32	4.73	5.29	11.45	54%	46%	30.55	27%
44.00	2.00	42.00	13.00	29.00	10.15	12.15	1.75	90%	25%	2.84	1.75	6.34	0.25	10%	75%	0.32	5.25	5.82	12.15	52%	48%	31.85	28%